Exhibit 31.1

                                 Certifications

I, Robert C. Shreve, Jr., certify that:

1.       I have reviewed this quarterly  report on Form 10-QSB of Avatar Systems
         Inc.;
2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-14 and 15d-14) for the registrant and I have:
         a)       designed  such  disclosure  controls and  procedures to ensure that material  information  relating to the registrant is made known to me by  others  within  those  entities,  particularly during the period in which this quarterly report was prepared;
         b)       evaluated the  effectiveness  of the  registrant's  disclosure controls  and  procedures  as of  March  31,  2004 and in this quarterly period presented in this report ("Evaluation Date");
                  and
         c)       presented in this quarterly  report my  conclusions  about the effectiveness of the disclosure  controls and procedures based on the required evaluation as of the Evaluation Date;
5. I have disclosed, based on my most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):
         a)       all  significant  deficiencies  in the design or  operation of
                  internal   controls   which   could   adversely   affect   the
                  registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
         b)       any fraud,  whether or not material,  that involves management or other employees who have a significant role in the registrant's internal controls; and
6. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:     May 12, 2004

                            /s/ Robert C. Shreve, Jr.
                           -----------------------------------------------------
                           Chief Executive Officer and Chief Financial Officer (principal executive and accounting officer)